SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-
     6(e)(2)

                            Computron Software, Inc.
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                (Name of Registrant as Specified in Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transactions applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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     (4)  Proposed maximum aggregate value of transaction:


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

     (5)  Total fee paid:


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[X]  Fee paid previously with preliminary materials.


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     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing Party:


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     (4)  Date Filed:


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
                            COMPUTRON SOFTWARE, INC.


                                 PROXY STATEMENT
                                 Amendment No. 1

                                  May 15, 1996




          This Proxy Statement is furnished to stockholders of record of Computron Software, Inc. (the "Company") as of May 13, 1996 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 12, 1996 (the "Annual Meeting").


          Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company and "FOR" the ratification of Arthur Andersen LLP, Independent Public Accountants, as auditors of the Company and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

          The Annual Report of the Company (which does not form a part of the proxy solicitation materials), including the Annual Report on Form 10-K with the financial statements of the Company for the fiscal year ended December 31, 1995, is being distributed concurrently herewith to stockholders.

          The mailing address of the principal executive offices of the Company is 301 Route 17 North, Rutherford, New Jersey 07070. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about May 31, 1996.

                                VOTING SECURITIES


          The Company has only one class of voting securities, its common stock, par value $0.01 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on May 13, 1996 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On May 13, 1996, 20,771,939 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.


                              ELECTION OF DIRECTORS

          Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the five nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

          The Board of Directors currently has five members, all of whom are nominees for re-election.

          The affirmative vote of a plurality of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.

Information Regarding Nominees for Election as Directors

          The Board of Directors currently has five members. The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

     Andreas Typaldos, 50, a founder of the Company, has been Chief Executive Officer and Chairman of the Board of Directors since the Company's formation in 1978 and was also the President until October 1994. Prior to founding the Company, Mr. A. Typaldos was the principal architect and manager of the MISTER WIZARD computer system of the AT&T Corp./New York Telephone Co.

     Elias Typaldos, 45, a founder of the Company, has been Vice President, Research and Development and a director since the Company's formation in 1978.

     Gennaro Vendome, 49, a founder of the Company, has been Vice President, Enterprise Sales and a director since the Company's formation in 1978. Mr. Vendome was Treasurer of the Company from 1981 until 1991 and Secretary of the Company from 1982 until 1991. Prior to joining the Company, Mr. Vendome was a project leader of the MISTER WIZARD computer system of the AT&T Corp./New York Telephone Co.

     Gregory Kopchinsky, 45, has been a director since 1994. Mr. Kopchinsky is a partner of the venture capital partnership Canaan Partners, which through its affiliates is a principal stockholder of the Company. Mr. Kopchinsky joined Canaan Partners as a General Partner in 1990. From 1984 to 1990, he was a Vice President at J. P. Morgan with principal responsibility for private debt and equity financings. Prior to joining J. P. Morgan, Mr. Kopchinsky was an attorney with Davis Polk & Wardwell specializing in complex financing transactions.

     Robert Migliorino, 46, has been a director since 1991. Mr. Migliorino is a founding partner of the venture capital partnership Canaan Partners, which through its affiliates is a principal stockholder of the Company. Prior to establishing Canaan Partners in 1987, he spent 15 years with General Electric Co. in their Drive Systems, Industrial Control, Power Delivery, Information Services and Venture Capital businesses.

     All of the current members of the Company's Board of Directors were elected to the Board of Directors in accordance with certain provisions of a voting agreement and the Company's Certificate of Incorporation. These provisions terminated upon completion of the Company's initial public offering in August 1995. Two of the seats on the Company's Board of Directors are currently vacant. Mr. A. Typaldos and Mr. E. Typaldos are brothers.

Committees of the Board

          The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. Mr. Kopchinsky and Mr. Migliorino are the only members of the Audit Committee.

          The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Mr. Kopchinsky and Mr. Migliorino are the only members of the Compensation Committee.

Attendance at Board and Committee Meetings

          During fiscal year 1995, the Board of Directors held two formal meetings. During fiscal year 1995, each Director attended all meetings of the Board of Directors. The Compensation Committee held one meeting during fiscal year 1995. The Audit Committee held one meeting during fiscal year 1995. In addition to such formal meetings, the Board of Directors and the Audit and Compensation Committees meet frequently on an informal basis.

Compliance with Reporting Requirements

          Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 1995. Based solely on its review of such forms received by it from such persons for their fiscal year 1995 transactions, the Company believes that all filing requirements applicable to such officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Yonker, the Chief Financial Officer of the Company, did not timely file his Form 3.

Compensation of Directors

          Cash Compensation. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties as Directors of the Company.


          Stock Option Grant. Under the Company's 1995 Stock Option Plan (the "1995 Plan"), each non-employee Director first elected or appointed to the Board of Directors after the initial public offering of the Company's Common Stock will automatically be granted an option for 15,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not previously been in the employ of the Company. In addition, at each annual meeting of stockholders, each individual with at least six months of service on the Board of Directors who will continue to serve as a non-employee Director following the meeting will automatically be granted an option for 3,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company or joined the Board of Directors prior to the effective date of the 1995 Plan. Each option granted under the automatic grant program will have an exercise price equal to 100% of the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board of Director service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase by the Company should the optionee's service as a non-employee Director cease prior to vesting in the shares. The initial 15,000 share grant will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors. Each additional 3,000 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving on the Board of Directors. Messrs. Kopchinsky and Migliorino have declined the grant of any such options pursuant to the 1995 Plan in connection with the 1996 annual meeting of shareholders.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               Executive Officers

          The executive officers of the Company on March 31, 1996 were as follows:

Name                               Age       Position
- ----                               ---       --------


Andreas Typaldos  . . . . . . . .  50        Chief Executive Officer and
                                             Chairman of the Board
Joseph Esposito.  . . . . . . . .  43        President, Worldwide Operations
Richard Yonker  . . . . . . . . .  48        Vice President, Chief Financial
                                             Officer, Treasurer and Secretary
Elias Typaldos  . . . . . . . . .  45        Vice President, Research and
                . . . . . . . . .            Development and Director
Gennaro Vendome . . . . . . . . .  49        Vice President, Enterprise Sales
and Director
William Simmons . . . . . . . . .  49        Vice President, Client Services,
Worldwide
Alex Plavocos   . . . . . . . . .  49        Vice President, Marketing
Carl Rosenberg  . . . . . . . . .  45        Vice President, Sales



Information Concerning Executive Officers Who Are Not Directors

     Joseph Esposito joined the Company as President, Worldwide Operations in October 1994. From July 1991 to September 1994, Mr. Esposito held various senior management positions at Ross Systems, Inc., a software company, most recently as Vice President of Client Services. From 1979 to July 1991, Mr. Esposito held various senior management positions with Wang, which produces computing equipment, related peripheral devices and workflow/image management software.

     Richard Yonker joined the Company as Vice President, Chief Financial Officer, Treasurer and Secretary in December 1995. Prior to joining the Company, Mr. Yonker was Senior Vice President and Chief Financial Officer of Asyst Technologies, a semiconductor capital equipment company. From December 1992 to April 1994, Mr. Yonker was Vice President, Finance and Information Systems at the ASK Group, a software company. From 1981 to November 1992, Mr. Yonker held various international positions at Digital Equipment Corporation, including Europe-Finance Director.

     William Simmons joined the Company in May 1995 as Vice President, Client Services, Worldwide. Mr. Simmons was the Vice President of Business Development at Nationar, a financial services organization, from November 1993 to May 1995. Mr. Simmons served in various capacities, including President and Chief Operating Officer, at Metering Services Incorporated ("MSI"), a software integrator working with the utility and communication industries, from 1987 to November 1993. Prior to joining MSI, Mr. Simmons held a number of sales, sales management, training and development positions at Xerox Corp. and Wang.

     Alex Plavocos joined the Company in June 1994 as Vice President, Marketing. From July 1991 to June 1994, Mr. Plavocos was Director of Corporate Marketing for Information Builders Inc., a software company. Mr. Plavocos held various marketing positions with Applied Data Research/Computer Associates, a software company, from November 1983 to June 1991.

     Carl Rosenberg joined the Company in May 1994 as Vice President, North American Sales. From January 1990 to May 1994, Mr. Rosenberg was Vice President and General Manager of the UNIX division of Information Builders Inc.

                        Summary Compensation Table

          The following table sets forth the annual and long-term compensation paid by the Company during fiscal years 1994 and 1995 to the Chief Executive Officer and President and the other executive officers of the Company whose total compensation during fiscal year 1995 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                                    Long-Term
                                                              Annual Compensation                Compensation(1)
                                                                                 Other              Securities
                                                                                Annual             Underlying       All Other
 Name and Principal Position       Fiscal Year         Salary       Bonus   Compensation(2)          Options       Compensation
 ---------------------------       -----------         ------       -----   ---------------        -----------     ------------

 Andreas Typaldos  . . . . .          1994           $468,976(3)     $0           $0                  60,000       $13,188(4)
  Chief Executive Officer             1995            453,600         0            0                    0            9,854(4)

 Elias Typaldos  . . . . . .          1994            273,771(5)      0            0                  15,000         8,511(6)
  Vice President, Research            1995            288,581         0            0                    0            7,694(6)
  and Development

 Gennaro Vendome . . . . . .          1994            166,920         0        37,799(7)              15,000        12,330(8)
  Vice President, Enterprise          1995            166,919         0        48,772(7)                0            5,684(8)
  Sales

 Joseph Esposito(4)  . . . .          1994             50,000         0            0                 180,000             0
  President, Worldwide                1995            200,000      62,500          0                    0            1,833(10)
  Operations

 Carl Rosenberg(11)  . . . .          1994             87,589         0       18,769(12)              45,000           708(13)
  Vice President, North               1995            141,250      14,695     28,750(12)                0            2,271(13)
  American Sales


____________________

(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during 1994.
(2) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the year.
(3)  Includes $56,700 of deferred compensation earned in 1994 and paid in 1995.
(4) Includes for 1994 and 1995, respectively, matching contributions to the Company's 401(k) plan in the amount of $2,310 and $2,310, premiums on life and disability insurance for the benefit of the Named Executive Officer in the amounts of $9,381 and $7,544, and interest paid by the Company in 1994 on behalf of the Named Executive Officer for a loan against insurance in the amount of $1,497.

(5)  Includes $16,371 of deferred compensation earned in 1994 but paid in 1995.

(6) Includes for 1994 and 1995, respectively, matching contributions to the Company's 401(k) plan in the amount of $2,310 and $2,310 and premiums on life and disability insurance for the benefit of the Named Executive Officer in the amounts of $6,201 and $5,384, respectively.
(7)  Represents commissions earned in 1994 and 1995.
(8) Includes for 1994 and 1995, respectively, matching contributions to the Company's 401(k) plan in the amount of $2,310 and $0, premiums on life and disability insurance for the benefit of the Named Executive Officer in the amounts of $6,857 and $5,684, respectively, and interest paid by the Company on behalf of the Named Executive Officer for a loan against insurance in the amount of $3,163 in 1994.
(9)  Mr. Esposito joined the Company in October 1994.
(10) Represents a matching contribution to the Company's 401(k) plan.
(11) Mr. Rosenberg joined the Company in May 1994.
(12) Represents an advance on future commissions.
(13) Represents a matching contribution to the Company's 401(k) plan.

1995 Stock Option Plan

   The 1995 Plan was adopted by the Board of Directors and approved by the stockholders in June 1995. A summary of the plan is set forth in Appendix A hereto. The information is being provided in accordance with applicable requirements of the Federal securities laws in order to assure that the 1995 Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and members of the Board of Directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the 1995 Plan.


                        Option/SAR Grants in Last Fiscal Year

   No stock options or appreciation rights were granted to the Named Executive Officers during fiscal year 1995.



   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The following table sets forth certain information with respect to the Named Executive Officers regarding stock option holdings as of December 31, 1995. No stock options were exercised by such persons in fiscal year 1995. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 1995 and no stock appreciation rights were outstanding as of December 31, 1995.

                                                              Net Values of Unexercised
                         Number of Unexercised Options         In-the-Money Options(1)
Name                      Exercisable     Unexercisable      Exercisable       Unexercisable
- ----                      -----------     -------------      -----------       -------------
 Andreas Typaldos  .        15,000           45,000             $ 241,500        $ 724,500
 Elias Typaldos  . .         3,750           11,250                60,375          181,125
 Gennaro Vendome . .         3,750           11,250                60,375          181,125
 Joseph Esposito . .        45,000          135,000               724,500        2,173,500
 Carl Rosenberg  . .        11,250           33,750               181,125          543,375
________________________


(1) Based on the fair market value of the Company's Common Stock at the end of 1995, $18.00 per share, less the exercise price payable for such shares.

Employment Agreements

   The Company entered into employment agreements with Andreas Typaldos, Elias Typaldos and Gennaro Vendome, each of which expires on December 31, 1996, unless earlier terminated. Mr. A. Typaldos' agreement provides that the Company will employ Mr. A. Typaldos as Chief Executive Officer and will pay Mr. A. Typaldos an annual salary of $336,000, subject to cost of living adjustments. Mr. A. Typaldos is also eligible for additional salary increases and bonuses if approved by a two-thirds majority of the Board of Directors.

   Under his employment agreement, the Company may terminate Mr. A. Typaldos' employment for cause, without liability beyond the payment of wages to the date of discharge, and may terminate Mr. A. Typaldos' employment for any other reason and continue to (i) pay his salary, in annual installments, for the greater of three years or the remaining term of the employment agreement and (ii) continue his benefits for eighteen months from the date of discharge. The Company is also obligated to pay Mr. A. Typaldos severance compensation in the event he terminates employment for "good cause" as defined in the employment agreement, which includes a failure to reelect him as a director of the Company. Mr. A. Typaldos' employment agreement also provides for severance compensation in the event of death and the maintenance of key-person life insurance. See "--Key-Person Life Insurance."

   Mr. E. Typaldos' agreement provides that the Company will employ Mr. E. Typaldos as Vice President and will pay Mr. E. Typaldos an annual salary of $234,000 per year, subject to cost of living adjustments. Mr. E. Typaldos is also eligible for additional salary increases and bonuses if approved by a two-thirds majority of the Board of Directors.

   Under his employment agreement, the Company may terminate Mr. E. Typaldos' employment for cause, without liability beyond the payment of wages to the date of discharge, and may terminate Mr. E. Typaldos' employment for any other reason and continue to (i) pay his salary and bonus, in annual installments, for the greater of two years or the remaining term of the employment agreement and (ii) continue his benefits for eighteen months from the date of discharge. Mr. E. Typaldos' employment agreement also provides for severance compensation in the event of death and the maintenance of key-person life insurance. See "--Key-Person Life Insurance."

   Mr. Vendome's agreement provides that the Company will employ Mr. Vendome as Vice President and will pay Mr. Vendome an annual salary of $156,000 per year, subject to cost of living adjustments and commissions of up to $60,000 per year. Mr. Vendome is also eligible for additional salary increases and bonuses if approved by a two-thirds majority of the Board of Directors.

   Under his employment agreement, the Company may terminate Mr. Vendome's employment for cause, without liability beyond the payment of wages to the date of discharge, or may terminate Mr. Vendome's employment for any other reason and continue to (i) pay his salary, in annual installments, for the greater of two years or the remaining term of the employment agreement and (ii) continue his benefits for eighteen months from the date of discharge. Mr. Vendome's employment agreement also provides for severance compensation in the event of death and the maintenance of key-person life insurance. See "--Key-Person Life Insurance."

   The Company has a severance agreement with Joseph Esposito, President of the Company, providing for severance payments of $10,000 a month for twelve months from the date of termination.

Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee consists of Gregory Kopchinsky and Robert Migliorino.

401(k) Plan

   The Company participates in a tax-qualified employee savings and retirement plan (the "401(k) Plan") which covers all of the Company's employees with three months of service who are at least 21 years of age. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan requires matching contributions by the Company on behalf of all participants in the 401(k) Plan. In 1995, the Company made matching contributions in the amount of 25% of the first six percent contributed by each employee. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in a number of investment options.


Key-Person Life Insurance


   The Company maintains a $3.3 million life insurance policy on the life of Andreas Typaldos with the Company the beneficiary of $2.15 million and Mr. A. Typaldos' spouse the beneficiary of the other $1.15 million. The Company maintains a life insurance policy in the amount of $3.0 million on the life of Elias Typaldos with the Company the beneficiary of $2.0 million and Mr. E. Typaldos' spouse the beneficiary of the other $1.0 million. The Company maintains a life insurance policy in the amount of $2.6 million on the life of Gennaro Vendome with the Company the beneficiary of $1.8 million and Mr. Vendome's spouse the beneficiary of the remaining $0.8 million.

Limitation of Liability and Indemnification Matters

   The Company's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have a fiduciary duty to the Company which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. In addition the Company has obtained liability insurance for its officers and directors.

   The Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Company.

   Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (1) by the Board of Directors by a majority vote of a quorum of directors who are not parties to such proceedings, or (2) if such a quorum is not obtainable or if directed by a quorum of disinterested directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

                          COMPENSATION COMMITTEE REPORT


   The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's 1995 Option Plan under which option grants may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 1995.


   General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   Factors. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1995 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

   - Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

   From time to time, the Compensation Committee may advocate cash bonuses when such bonuses are deemed to be in the best interest of the Company.

   - Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

   The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were no stock options granted to executive officers in fiscal year 1995.

   CEO Compensation. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

   The suggested base salary established for Mr. Typaldos on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

   Compliance with Internal Revenue Code Section 162(m).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1995 Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

   The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 1996 fiscal year will exceed the $1 million limit per officer. Accordingly, until final Treasury regulations are issued with respect to the new $1 million limitation, the Committee will defer any decision on whether or not to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.


                                                   THE COMPENSATION COMMITTEE


                                                   Gregory Kopchinsky
                                                   Robert Migliorino


May 15, 1996

                                PERFORMANCE GRAPH



     Set forth below is a table comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from August 24, 1995 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a stock index comprised of companies in a line of business similar to the Company during the same period.

          Comparison of 4 Month Cumulative Total Return1 Among
          Computron Software, Inc., The Nasdaq Stock Market (US) Index and The Hambrecht & Quist Computer Software Index

                       7/95   8/24/95 8/95   9/95   10/95   11/95  12/95
                       ----   ------- ----   ----   -----   -----  -----

 Computron Software,           $100   $109   $ 99   $ 97    $ 87   $103
 Inc.

 Nasdaq Stock Market   $100     100    102    104    104     106    106
 (US) Index
 Hambrecht & Quist      100     100    100    103    105     106    103


(1) $100 invested on 8/24/95 in Computron Software, Inc. Common Stock and on 7/31/95 in The Nasdaq Stock Market (US) Index and The Hambrecht & Quist Computer Software Index including reinvestment of dividends. Fiscal year ending December 31, 1995.


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 13, 1996 by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (iv) all executive officers and Directors as a group. The information concerning beneficial owners of more than 5% of the Company's Common Stock is based solely on filings with the Securities and Exchange Commission on Schedules 13(D), 13(G) and on Forms 3, 4 and 5.


                                    Number of Shares of         Percentage of
                                 Common Stock Beneficially          Shares
                                          Owned(1)              Outstanding(1)

 Name and Address of
 -------------------
 Beneficial Owner
 ----------------

 Funds controlled by Canaan
   Partners  . . . . . . . .            3,230,360(2)           15.6%
  105 Rowayton Avenue
  Rowayton, CT  06853
 Andreas Typaldos  . . . . .            5,740,584(3)            27.7


 Elias Typaldos  . . . . . .            3,353,924(4)            16.1

 Joseph Esposito . . . . . .               45,000(5)               *


 Gennaro Vendome . . . . . .            1,636,497(6)             7.9


 Carl Rosenberg  . . . . . .               22,500(5)               *

 Gregory Kopchinsky  . . . .            3,230,360(7)            15.6
  Canaan Partners
  105 Rowayton Avenue
  Rowayton, CT  06853

 Robert Migliorino . . . . .            3,230,360(8)            15.6
  Canaan Partners
  105 Rowayton Avenue
  Rowayton, CT  06853
 All current directors and
 executive officers as a
 group (8 persons) . . . . .           14,061,678(9)            67.3

________________________
*  Represents beneficial ownership of less than one percent of the Common
Stock.


(1) Applicable percentage of ownership as of May 13, 1996 is based upon 20,771,939 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Gives effect to the shares of Common Stock issuable within 60 days of May 13, 1996 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date.
(2) Includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and
    (ii) 345,646 shares of Common Stock held by Canaan L.P.
(3) Includes (i) 755,504 shares owned by The Andreas Typaldos GRAT dated 9/29/93, (ii) 11,047 shares owned by Renee Typaldos, Mr. Typaldos' wife,
    (iii) 755,504 shares owned by The Renee Typaldos GRAT dated 9/29/93, (iv) 229,846 shares held by the Andreas Typaldos Family Partnership, (v) 350,000 shares held by the Andreas Typaldos Charitable Remainder Annuity Trust, and (vi) 30,000 shares of Common Stock which may be purchased within 60 days of May 13, 1996.
(4) Includes (i) 374,205 shares owned by The Elias Typaldos GRAT dated
    10/13/94, (ii) 379,251 shares owned by The Judith Typaldos GRAT dated 10/13/94, (iii) 147,750 shares held by the Elias Typaldos Family Partnership, (iv) 287,500 shares held by the Elias Typaldos Charitable Remainder Annuity Trust, and (v) 7,500 shares of Common Stock which may be purchased within 60 days of May 13, 1996 upon the exercise of stock options.
(5) Consists of shares of Common Stock which may be purchased within 60 days of May 13, 1996 upon the exercise of stock options.
(6) Includes (i) 237,249 shares held by The Gennaro Vendome GRAT dated
    1/24/95, (ii) 240,704 shares held by The Carol Vendome GRAT dated 1/24/95,
    (iii) 5,656 shares held by Carol Vendome as custodian for Laura Vendome,
    (iv) 109,096 shares held by the Vendome Family Partnership, (v) 827,234 shares held by the 227-231 East 21st St., LLC, a New York limited liability company, (vi) 160,000 shares held by the Vendome Charitable Remainder Annuity Trust and (vii) 7,500 shares of Common Stock which may be purchased ithin 60 days of May 13, 1996 upon the exercise of stock options.
(7) Includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and
    (ii) 345,646 shares of Common Stock held by Canaan L.P. Mr. Kopchinsky is a general partner of Canaan Partners, the general partner of each of these entities. In such capacity, Mr. Kopchinsky may be deemed to be the beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest, if any.
(8) Includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and
    (ii) 345,646 shares of Common Stock held by Canaan L.P. Mr. Migliorino is a general partner of Canaan Partners, the general partner of each of these entities. In such capacity, Mr. Migliorino may be deemed to be the beneficial owner of such shares, although he disclaims such beneficial ownership except of his pecuniary interest, if any.
(9) Includes 115,313 shares of Common Stock which may be purchased within 60 days of May 13, 1996 upon the exercise of stock options. Also includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and (ii) 345,646 shares of Common Stock held by Canaan, L.P. Mr. Kopchinsky and Mr. Migliorino are general partners of Canaan Partners, the general partner of each of these entities. In such capacity, Mr. Kopchinsky and Mr. Migliorino may be deemed to be the beneficial owner of such shares, although they each disclaim such beneficial ownership except of their pecuniary interest, if any.

                              CERTAIN TRANSACTIONS


     In June 1995, the Company entered into a severance agreement with Philip Levine, who resigned as Chief Financial Officer of the Company. The agreement provides for the payment to Mr. Levine of his salary for a period of six months and the continuation of certain benefits for a period of one year from the date of his resignation.

     For information regarding employment agreements and severance agreements with executive officers, see "Executive Compensation and Other Information - Employment Agreements."

     The Company pays the premiums for certain life insurance policies for which the spouses of certain executive officers are the beneficiaries. See "Management
- - Key-Person Life Insurance."

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants and auditors of the Company since 1986, as auditors of the Company to serve for the fiscal year ending December 31, 1996, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. A representative of Arthur Andersen LLP will attend the Annual Meeting of Stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                              STOCKHOLDER PROPOSALS

     In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 17, 1997 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                  OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.


                              By Order of the Board of Directors



                              Andreas Typaldos
                              Chief Executive Officer and
                                Chairman of the Board


Rutherford, New Jersey
May 15, 1996

                            COMPUTRON SOFTWARE, INC.

                                   APPENDIX A

                      INFORMATION ON 1995 STOCK OPTION PLAN

================================================================================

          The 1995 Stock Option Plan (the "Option Plan"), pursuant to which 1,500,000 shares of Common Stock have been reserved for issuance, was adopted by the Board of Directors in June 1995 and subsequently approved by the Company's stockholders as the successor to the Company's Stock Option Plan (the "Predecessor Plan"). The Option Plan became effective in connection with the initial public offering of the Common Stock (the "Effective Date"). All options outstanding under the Predecessor Plan on the Effective Date were incorporated into the Option Plan and no further option grants will be made under the Predecessor Plan after such date.

          The following is a summary of the principal features of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Rutherford, New Jersey. The information is provided in accordance with the applicable requirements of the Federal securities laws in order to assure that the Option Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and members of the Board of Directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the Option Plan.

Equity Incentive Programs

          The Option Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) an Automatic Option Grant Program. The principal features of these programs are described below. The Option Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the Option Plan) to authorize option grants under the Discretionary Option Grant Program. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

Share Reserve

          A total of 1,500,000 shares of Common Stock has been reserved for issuance over the term of the Option Plan. This reserve is comprised of the number of shares of Common Stock which remained available for issuance under the Predecessor Plan as of the Effective Date and an additional increase of 375,000 shares. In no event may any one participant in the Option Plan be granted stock options and separately exercisable stock appreciation rights for more than 450,000 shares in the aggregate over the term of the Option Plan.

          In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Option Plan and to the securities and exercise price under each outstanding option.

Eligibility

          Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board (other than those serving as members of the Compensation Committee) and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board (including members of the Compensation Committee) are also eligible to participate in the Automatic Option Grant Program.

          As of May 13, 1996, approximately 8 executive officers, 486 other employees and no non-employee Board members were eligible to participate in the Option Plan, and two non-employee Board members were eligible to participate in the Automatic Option Grant Program.


Valuation


          The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On May 13, 1996, the closing selling price per share was $5.125.


Amendment and Termination

          The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on June 15, 2005.

                       Discretionary Option Grant Program

          Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

          Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

          The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock  appreciation rights  provide the  holders with  the
          ---------------------------------
     right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be granted to officers of
          ----------------------------------

     the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

          The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                         Automatic Option Grant Program

          Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the Effective Date will automatically be granted at that time an option grant for 15,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who received an initial 15,000-share option grant and who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 3,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 3,000-share options which any one non-employee Board member may receive over the period of Board service.

          Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

          Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

          The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               General Provisions

Acceleration

          In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration in the event the individual's service is subsequently terminated within 18 months following the acquisition. The Plan Administrator has the discretion to provide for the acceleration of all outstanding options under the Discretionary Grant Program upon a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members) or upon the termination of the individual's service within 18 months following the change in control.

          Outstanding stock options under the Predecessor Plan which were incorporated into the Option Plan do not contain any provisions relating to an acquisition of the Company or to a hostile change in control of the Company. However, the Plan Administrator has the authority to extend the acceleration provisions of the Option Plan to any or all stock options incorporated from the Predecessor Plan.

Financial Assistance

          The Plan Administrator may permit one or more optionees to pay the exercise price of outstanding options under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's period of service.

Special Tax Election

          The Plan Administrator may provide one or more holders of options with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

Stock Awards

          The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1995 and April 30, 1996 under the predecessor Stock Option Plan and the Option Plan together with the weighted average exercise price payable per share.



                     OPTION TRANSACTIONS

                                                 Weighted
                                   Number of     Average
                                    Option       Exercise
               Name                 Shares        Price

  Andreas Typaldos
  Chief Executive Officer and          0            -
  Chairman of the Board of
  Directors

  Elias Typaldos
  Vice President, Research &           0            -
  Development and Director

  Gennaro Vendome
  Vice President, Enterprise           0            -
  Sales and Director
  Joseph Esposito
  President, Worldwide                 0            -
  Operations

  Carl Rosenberg
  Vice President, North                0            -
  American Sales

  All current executive
  officers as a group                  0            -
  (5 persons)

  Gregory Kopchinsky
                                       0            -


  Robert Migliorino
                                       0            -


  All non-employee directors as
  a group                              0            -
  (2 persons)

  All employees, including
  current officers who are not
  executive officers as a group     127,650       $13.00
  (88 persons)

                         Federal Income Tax Consequences

Option Grants

          Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

          Incentive Options.  No taxable income is recognized by the optionee at
          -----------------
the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          Non-Statutory Options.  No taxable income is recognized by an optionee
          ---------------------
upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

          The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

          An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

                              Accounting Treatment

          Option grants with exercise prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100% of fair market value will not result in any charge to the Company's earnings but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

          Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                                New Plan Benefits

          The following table sets forth certain information regarding the options expected to be granted under the Automatic Option Grant Program on the date of the 1996 Annual Meeting at an exercise price per share equal to the closing selling price per share of Common Stock on that date on the Nasdaq National Market provided the individuals are to continue to serve as Board members after the meeting.



                                                                    Weighted
                                                    Number of       Average
                         Name                     Option Shares  Exercise Price

   All non-employee directors as a group
   (2 persons)                                          0            --

   All employees, including current officers who
   are not executive officers as a group
   (0 persons)                                          0            --

                                 (Form of Proxy)
                            COMPUTRON SOFTWARE, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - June 12, 1996
       (This Proxy is solicited by the Board of Directors of the Company)



The undersigned stockholder of Computron Software, Inc. hereby appoints Andreas Typaldos, Chief Executive Officer and Richard Yonker, Chief Financial Officer and Vice President and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Computron Software, Inc. to be held at the Meadowlands Hilton, 2 Harmon Plaza, Secaucus, New Jersey 07094, telephone number (201) 348-6900 on June 12, 1996, at 2:00 P.M. (eastern standard time), or any adjournment thereof.



1.   ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

  [ ] FOR all nominees below                  [ ]  WITHHOLD AUTHORITY
  (except as marked to the contrary)           to vote for all nominees below

  INSTRUCTION:   To withhold authority to  vote for an individual nominee, write the nominee's name in the space provided below.


  Director Nominees: 1. Andreas Typaldos; 2. Elias Typaldos; 3. Gennaro Vendome;
  4. Gregory Kopchinsky; and 5. Robert Migliorino



  ------------------------------------------------------------------------------

2.   RATIFICATION OF ACCOUNTANTS

    [ ]  FOR       [ ]  AGAINST    [ ]  ABSTAIN WITH RESPECT TO

    proposal to ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

   UNLESS OTHERWISE SPECIFIED, THIS  PROXY WILL BE VOTED FOR  THE ELECTION OF
                                                         ---
   THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR PROPOSAL 2.
                                                        ---

   Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                                   _____________________________________________


                                   _____________________________________________
                                           Signature(s) of Stockholder

Dated:_______________________